Exhibit 99.1
FOR IMMEDIATE RELEASE
TRANSATLANTIC NOTES S&P AFFIRMATION OF A+ RATING;
COMMENTS ON RECENT VALIDUS ATTACK
NEW YORK — November 8, 2011 — Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”) today commented on Standard & Poor’s (“S&P”) affirmation of the Company’s A+ credit rating and stable outlook. The Company also commented on Validus Holdings, Ltd.’s (NYSE: VR) (“Validus”) unwarranted attacks.
Transatlantic believes that S&P’s announcement on November 7, 2011, underscores the strength of the Company’s franchise. As S&P noted, “The ratings on Transatlantic and its core operating subsidiaries are based on the group’s stand-alone capabilities including its well-diversified mix of business, strong reputation with brokers and clients, strong and disciplined underwriting culture, very strong capital adequacy and liquidity, and conservative investment portfolio.”*
In contrast to S&P’s view of Transatlantic’s standalone capabilities, Validus filed an investor presentation on Monday, November 7, 2011, questioning the Company’s balance sheet and prospects. Further, they continued their campaign of inaccurate and misleading statements in their effort to acquire Transatlantic’s well-regarded franchise for less than full and fair value.
After failing to submit an offer that adequately values Transatlantic, Validus made a second inadequate and hostile offer on Thursday, November 3, 2011. Transatlantic filed an investor presentation on Friday, November 4, 2011, responding to the inadequate offer. The Company’s response noted, among other things, that Validus’ inadequate offer:
•	writes down Transatlantic’s balance sheet by $500 million through an unwarranted reserve charge;
•	results in a pro forma balance sheet that is highly leveraged from both a debt-to-capital and catastrophe risk-to-surplus perspective;
•	likely results in lower ratings than those currently enjoyed by Transatlantic;
•	is unlikely to result in a pro forma company able to responsibly achieve indicated synergies while meeting the suggested return of capital; and
•	dilutes Transatlantic’s book value by 10 percent.[1]
While Validus has criticized the Transatlantic Board of Directors, the Company notes that the Board continues to oversee discussions with two other parties, as previously announced. Furthermore, Transatlantic has a clear path to provide long-term value creation for stockholders should nothing more attractive emerge from these other discussions.
The Board has always acted and will continue to act in the best interests of stockholders. It is fully committed to concluding this process in a responsible timeframe, not one dictated by Validus’ self-interested deadlines.

[1]	Transatlantic Q3 2011 book value pro forma for completion of announced $300 million of share repurchases. Actual repurchases from September 26, 2011 to November 3, 2011 of 4.2 million shares at an average price of $50.45 for an aggregate amount of $210 million. Projected aggregate amount of repurchase from November 4, 2011 to December 31, 2011 of $90 million at an average of $54.68 assumed price per share (based on Transatlantic stock price as of November 7, 2011).

Given its desire to focus on customers and brokers as the Company enters renewal season, as well as to conclude discussions with all third parties in a timely manner, Transatlantic is not interested in engaging in an ongoing daily public debate with Validus or any other party.
The investor presentation is available on Transatlantic’s website at www.transre.com by clicking on the “Investor Information” tab and selecting “Presentations,” and can be accessed on the SEC’s website at www.sec.gov.
Goldman, Sachs & Co. and Moelis & Company LLC are acting as financial advisors and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Transatlantic.
*Permission to use quote was neither sought nor obtained.
About Transatlantic Holdings, Inc.
Transatlantic Holdings, Inc. is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis-structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.
Visit — www.transre.com — for additional information about Transatlantic.
Cautionary Note regarding Forward-Looking Statements
This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by risks that the unsolicited Validus exchange offer and Validus consent solicitation disrupt current plans and operations; the ability to retain key personnel; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of loss reserves; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors; and other risks detailed in the “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Transatlantic’s Form 10-K and other filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Transatlantic is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.
Additional Information About the Validus Exchange Offer

This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the exchange offer commenced by Validus, Transatlantic has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information about the Validus exchange offer. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
Additional Information about the Validus Consent Solicitation
On November 3, 2011, Validus filed an amended preliminary consent solicitation statement with the SEC relating to Validus’s proposals to, among other things, remove all of Transatlantic’s directors and nominate three new directors to the Transatlantic board of directors. Transatlantic has filed with the SEC a preliminary consent revocation statement on Schedule 14A (the “Preliminary Revocation Statement”) in connection with Validus’s solicitation of written consents. Investors and security holders are urged to read the Preliminary Revocation Statement and Transatlantic’s definitive consent revocation statement, when it is available, because they contain important information. Investors can get the Preliminary Revocation Statement, the definitive revocation statement, when it is available, and any other relevant documents for free at the SEC’s website (www.sec.gov). You may also obtain these documents for free by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
Transatlantic, its directors and executive officers may be deemed to be participants in a solicitation of Transatlantic’s stockholders in connection with the Validus consent solicitation. Information about Transatlantic’s directors and executive officers, and a description of their direct or indirect interests, by security holdings or otherwise, is available in Transatlantic’s Preliminary Revocation Statement, which was filed with the SEC on September 20, 2011.
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Contacts:
Investors:
Thomas V. Cholnoky
Transatlantic Holdings, Inc.
Senior Vice President, Investor Relations
1-212-365-2292
investor_relations@transre.com
or
Tom Gardiner / 1-212-440-9872
Donna Ackerly / 1-212-440-9837
Georgeson Inc.
transatlantic@georgeson.com

Media:
Steve Frankel/Eric Bonach
Joele Frank, Wilkinson Brimmer Katcher
1-212-355-4449
sfrankel@joelefrank.com
ebonach@joelefrank.com
or
Anthony Herrling/JoAnne Barrameda
Brainerd Communicators
1-212-986-6667
Ex. 738 (Herrling)/ex. 749 (Barrameda)
herrling@braincomm.com
barrameda@braincomm.com

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